As filed with the Securities and Exchange Commission on June 26, 1998

                                               REGISTRATION NO. 333 -
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                    under the

                             SECURITIES ACT OF 1933

                             ----------------------


                               EPIX MEDICAL, INC.
             (Exact name of Registrant as specified in its charter)


                   Delaware                               04-3030815
         (State or other jurisdiction                  (I.R.S. Employer
       of incorporation or organization)               Identification No.)

                                71 Rogers Street
                         Cambridge, Massachusetts 02142
                                 (617) 449-1400
                    (Address of Principal Executive Offices)


                         1996 DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)


             Michael D. Webb, President and Chief Executive Officer
                               EPIX Medical, Inc.
                                71 Rogers Street
                         Cambridge, Massachusetts 02142
                                 (617) 449-1400
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                                 with copies to:

                           William T. Whelan, Esquire
               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                              One Financial Center
                           Boston, Massachusetts 02111
                                 (617) 542-6000

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================
          Title of               Amount to be      Proposed          Proposed            Amount of
 securities to be registered      registered        maximum           maximum      registration fee (1)
                                                offering price       aggregate
                                                   per share      offering price
-------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value    33,334 shares      $10.1875       $339,591.00           $101.00
=======================================================================================================

(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) based upon the average of the bid and asked prices on June 25, 1998 as reported by the Nasdaq National Market.

                                EXPLANATORY NOTE



     The contents of the Registration Statement on Form S-8 (File No. 333-30533) of EPIX Medical, Inc. are hereby incorporated by reference. The purpose of this S-8 is to reflect an increase in the number of shares authorized for issuance under the 1996 Director Stock Option Plan.


Exhibits.
--------

   5.1 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

  23.1 Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5.1).

  23.2  Consent of Ernst & Young, LLP, independent auditors.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts on June 26, 1998.

                                   EPIX MEDICAL, INC.


                                   By:  /s/ Michael D. Webb
                                       -------------------------------------
                                       Michael D. Webb
                                       President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                         Title                               Date
         ---------                         -----                               ----
         /s/ Michael D. Webb               President, Chief  Executive       June 26, 1998
-------------------------------------      Officer and Director
             Michael D. Webb               (Principal Executive Officer)


         /s/ Jeffrey R. Lentz              Vice President, Finance and       June 26, 1998
-------------------------------------      Administration and Chief
             Jeffrey R. Lentz              Financial Officer
                                           (Principal Financial
                                           Officer and Principal
                                           Accounting Officer)


   /s/ Christopher F.O. Gabrieli           Chairman of the Board             June 26, 1998
-------------------------------------      and Director
       Christopher F.O. Gabrieli


  /s/ Stanley T. Crooke, M.D. Ph.D.        Director                          June 26, 1998
-------------------------------------
      Stanley T. Crooke, M.D. Ph.D.


      /s/ Luke B. Evnin, Ph.D.             Director                          June 26, 1998
-------------------------------------
          Luke B. Evnin, Ph.D.


   /s/ Randall B. Lauffer, Ph.D.           Director                          June 26, 1998
--------------------------------------
       Randall B. Lauffer, Ph.D.

                                  EXHIBIT INDEX

Exhibit                                                                           Sequential
Number    Description                                                              Page No.
--------  -----------                                                             ----------
   5.1    Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to
          the legality of shares being registered. Filed herewith.

  23.1    Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
          (included in opinion of counsel filed as Exhibit 5.1).

  23.2    Consent of Ernst & Young LLP, independent auditors. Filed herewith.